As filed with the Securities and Exchange Commission on May 22, 2002
                        Registration Statement No. 333-
 ----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------

                                   FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          --------------------------

                       SUN INTERNATIONAL HOTELS LIMITED
                     SUN INTERNATIONAL NORTH AMERICA, INC.
            (Exact name of Registrant as specified in its charter)
                          --------------------------


  Commonwealth of The Bahamas                            98-0136554
           Delaware                                      59-0763055
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                          --------------------------

Sun International Hotels Limited          Sun International North America, Inc.
         Coral Towers                             1415 E. Sunrise Blvd.
  Paradise Island, The Bahamas                  Ft. Lauderdale, FL 33304
        (242) 363-6000                               (954) 713-2500

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                          --------------------------

                          Corporation Service Company
                        2711 Centerville Rd. Suite 400
                             Wilmington, DE 19808
                                (800) 927-9801

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                          --------------------------

                       Copies of all communications to:

D. Collier Kirkham, Esq.                          Charles D. Adamo, Esq.
Cravath, Swaine & Moore                      Sun International Hotels Limited
   825 Eighth Avenue                                   Coral Towers
New York, New York 10019                       Paradise Island, The Bahamas
     (212) 474-1000                                   (242) 363-6000


                           Nicholas P. Saggese, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                            300 South Grand Avenue
                             Los Angeles, CA 90071
                                (213) 687-5000

                          --------------------------

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [X]
                          --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                   Proposed Maximum         Proposed Maximum
Title of Each Class of Securities to          Amount to be     Aggregate Price Per Unit    Aggregate Offering       Amount of
be Registered                               Registered(1)(2)            (1)(2)                Price (1)(3)     Registration Fee(4)
---------------------------------------     ----------------   ------------------------    ------------------  -------------------
Primary Offering:
---------------------------------------     ----------------   ------------------------    ------------------  -------------------
  Debt Securities......................
  Guarantees of Debt Securities (5)....
  Preference Shares (6)................
  Ordinary Shares, par value
$.001 per share, of Sun International
Hotels Limited (7).....................
  Warrants (8).........................
Subtotal                                                                                      $200,000,000           $18,400
Secondary Offering:
---------------------------------------        ---------                ------                ------------           -------
  Ordinary Shares, par value
$.001 per share, of Sun International
Hotels Limited (9).....................        7,015,082                $28.51                $300,000,000           $27,600
Subtotal                                                                                      $300,000,000           $46,000
Total:                                                                                        $500,000,000           $ 0 (10)
=======================================        =========                ======                ============           =======

(1) There are being registered under this Registration Statement such indeterminate number of ordinary shares and preference shares of Sun International Hotels Limited, such indeterminate number of warrants of the Sun International Hotels Limited, and such indeterminate principal amount of debt securities of the Registrants, as shall have an aggregate initial offering price not to exceed $500,000,000. Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any preference shares, the issue price of any ordinary shares and the exercise price of any warrants or convertible securities. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered under this Registration Statement.

(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee. Any offering of debt securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from the Registrant. No separate consideration will be received for ordinary shares, preference shares, warrants or debt securities that are issued upon conversion or exchange of debt securities or preference shares registered hereunder.

(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

(5) Each of the subsidiaries of Sun International Hotels Limited listed herein as "Registrant Guarantors" may fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities of Sun International Hotels Limited and Sun International North America, Inc. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of the debt securities which are being registered concurrently.

(6) Including such indeterminate number of shares of preference shares as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of debt securities registered hereunder, to the extent any such debt securities are, by their terms, convertible into preference shares.

(7) Including such indeterminate number of ordinary shares as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of debt securities or preference shares registered hereunder, to the extent any of such debt securities or preference shares are, by their terms, convertible into ordinary shares. Also including such indeterminate number of ordinary shares which may be offered by certain selling shareholders.

(8) Including such indeterminate number of warrants as may from time to time to be issued at indeterminate prices, representing rights to purchase certain of the ordinary shares, preference shares or debt securities registered hereunder.

(9) Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed on the basis of the average high and low prices of the ordinary shares as reported by The New York Stock Exchange on May 21, 2002.

(10) Pursuant to Rule 429 under the Securities Act, $200,000,000 of securities are being carried forward from Sun International Hotels Limited's registration statement on Form F-3 (File No. 333-41127) filed on November 26, 1997. Sun International North America, Inc. is a co-registrant on this prior registration statement. Sun International Hotels Limited and Sun International North America, Inc. collectively paid a fee of $90,909 calculated based on the rate applicable at the time the prior registration statement was filed for the full amount of securities registered at that time, of which $60,606 is being carried forward. Accordingly, no additional registration fee is being paid with this filing.

                           --------------------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                             Registrant Guarantors


                                                                                     Primary Standard
                                                                                        Industrial         I.R.S. Employer
   Exact Name of Registrant as Specified in its                                       Classification        Identification
   --------------------------------------------                                       --------------        --------------
                     Charter                        Jurisdiction of Organization        Code Number             Number
                     -------                        ----------------------------        -----------             ------

Sun International Bahamas Limited+................ Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Paradise Acquisitions Limited+.................... Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Paradise Island Limited+.......................... Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Paradise Enterprises Limited+..................... Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Island Hotel Company Limited+..................... Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Paradise Beach Inn Limited+....................... Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Sun International Management Limited+............. British Virgin Islands                  7011             Not Applicable
Sun Cove, Ltd.*................................... Connecticut                             7011               36-4041616
Sun International Nevada, Inc.*................... Nevada                                  7011               65-0922984
Sun International Resorts Inc.*................... Florida                                 7011               65-0483525
PIV, Inc.*........................................ Florida                                 7011               65-0483531
ISS, Inc.*........................................ Florida                                 7011               65-0483536
Sun International Marketing, Inc.*................ Florida                                 7011               65-0880994
Sun Cove California, Inc.*........................ Delaware                                7011               65-0932228
Sun Cove New York, Inc.*.......................... Delaware                                7011               65-1069728
Sun International New York, Inc.*................. New York                                7011               13-4027976
Sun International Timeshare Limited+.............. Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Paradise Island Futures Limited+.................. Commonwealth of The                     7011             Not Applicable
                                                     Bahamas

                                                                                     Primary Standard
Sun International Development Limited+............ Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Paradise Security Services Limited+............... Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Sunonline Limited+................................ Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Bahamas e-Trading Limited+........................ Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Sun International Network Data Limited+........... Commonwealth of The                     7011             Not Applicable
                                                     Bahamas
Sunonline (IOM) Limited+.......................... Isle of Man                             7011             Not Applicable
Sun International Development                      Commonwealth of The                     7011             Not Applicable
 (Timeshare) Limited+............................. Bahamas
Sun Hotels International (Bermuda), Limited+...... Bermuda                                 7011             Not Applicable
Sun International Finance Limited+................ British Virgin Islands                  7011             Not Applicable
Aberdeen Management Limited+...................... Channel Islands                         7011             Not Applicable
Sun Vacances SA+.................................. France                                  7011             Not Applicable
Birbo NV+......................................... Netherlands Antilles                    7011             Not Applicable
Sun Hotels International Management NV+........... Netherlands Antilles                    7011             Not Applicable
Birbo BV+......................................... Netherlands                             7011             Not Applicable
Purposeful BV+.................................... Netherlands                             7011             Not Applicable
Sun International Marketing (UK) Ltd.+............ United Kingdom                          7011             Not Applicable
Sun International Network Services                 United Kingdom                          7011             Not Applicable
Limited+..........................................

+ The address for contact, including zip code, and telephone number, including area code, of the registrant guarantor is as follows:

                          Coral Towers
                          Paradise Island, The Bahamas
                          (242) 363-6000

* The address for contact, including zip code, and telephone number, including area code, of the registrant guarantor is as follows:

                          10th Floor, 1415 E. Sunrise Blvd.
                          Ft. Lauderdale, FL 33304
                          (954) 713-2500

                   SUBJECT TO COMPLETION DATED MAY 22, 2002
PROSPECTUS




                       Sun International Hotels Limited
                     Sun International North America, Inc.


     In this prospectus, the terms "we," "us," and "our" refer collectively to Sun International Hotels Limited and Sun International North America, Inc.

     From time to time, we, as co-obligors, may sell any of the following securities:

         - DEBT SECURITIES
         - WARRANTS (DEBT)

     From time to time, Sun International Hotels Limited may also sell any of the following securities:

         - PREFERENCE SHARES
         - ORDINARY SHARES
         - WARRANTS (EQUITY)

     We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The aggregate of the offering prices of securities covered by this prospectus that we or any selling shareholders may sell will not exceed $500,000,000.

     Sun International Hotels Limited ordinary shares are listed on the New York Stock Exchange under the symbol "SIH." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on the New York Stock Exchange or any other securities exchange of the securities covered by the prospectus supplement.

     In addition, any or all of the ordinary shares being registered hereby may be offered by one or more selling shareholders. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

     The securities may be sold directly by us, or, in the case of the ordinary shares, may be sold by selling shareholders, to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in a prospectus supplement. We would not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

     Investing in the securities involves certain risks. See "Risk Factors" beginning on page 9.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is May 22, 2002.

                               TABLE OF CONTENTS


                                                                         Page

About This Prospectus..............................................         3
Where You Can Find More Information................................         3
Special Note Regarding Forward-Looking Statements..................         4
The Company........................................................         5
Risk Factors.......................................................         9
Use of Proceeds....................................................        15
Ratio of Earnings to Fixed Charges.................................        15
Description of Debt Securities.....................................        16
Description of Capital Stock.......................................        18
Description of Warrants............................................        23
Selling Shareholders...............................................        24
Plan of Distribution...............................................        24
Validity of Securities.............................................        26
Experts............................................................        26

     As used in this prospectus, unless the context requires otherwise:

     o "Sun International" or the "Company" means Sun International Hotels Limited and/or its predecessors and consolidated subsidiaries, including SINA, as the context may require; and

     o    "SINA" means Sun International North America, Inc.

                             ABOUT THIS PROSPECTUS



     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000. Under this shelf process, selling shareholders may sell ordinary shares up to an aggregate offering price of $300,000,000 in one or more offerings.



     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information."



                      WHERE YOU CAN FIND MORE INFORMATION



     Sun International files annual and special reports, proxy statements and other information with the SEC. SINA files annual, quarterly and special reports and other information with the SEC. Sun International and SINA's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that Sun International or SINA files at the SEC's public reference facilities in Washington, D.C., at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.



     Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility.



     Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.



     We have elected to incorporate by reference into this prospectus the following documents (including the documents incorporated by reference therein) filed by Sun International with the SEC:


     o Annual Report on Form 20-F for the fiscal year ended December 31, 2000, filed with the SEC on July 2, 2001; and

     o Current Reports on Form 6-K, filed with the SEC on July 3, 2001; July 10, 2001; July 19, 2001; July 20, 2001; July 24, 2001; August
          1, 2001 (two reports); August 2, 2001; August 3, 2001; August 9, 2001; August 22, 2001; September 20, 2001; September 21, 2001;
          October 22, 2001; October 29, 2001; November 5, 2001; November 6, 2001; December 5, 2001; December 27, 2001; February 5, 2002;
          February 19, 2002; April 24, 2002; May 7, 2002 (two reports); May 8, 2002 (two reports); and May 21, 2002 (two reports).

     We have elected to incorporate by reference into this prospectus the following documents (including the documents incorporated by reference therein) filed by SINA with the SEC:



     o Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002; and

     o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on May 15, 2002.



     Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except as provided in the next sentence, we also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering. Sun International may incorporate any Current Reports on Form 6-K filed after the date of this prospectus and prior to the termination of this offering by identifying in such forms that they are being incorporated by reference into this prospectus.


     You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at the following address:

                 Secretary
                 Sun International Hotels Limited
                 Coral Towers, The Bahamas
                 (242) 363-6017


                            SPECIAL NOTE REGARDING
                          FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition, markets for Sun International's ordinary shares and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this prospectus. These risks and uncertainties include, but are not limited to, development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), availability of financing, democratic or global economic conditions, pending litigation, changes in tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions) and the risk factors discussed under the heading "Risk Factors" in this prospectus and in our filings with the SEC.

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. You will find these forward-looking statements at various places throughout this prospectus and the documents incorporated by reference, including any amendments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  THE COMPANY

     Unless the context otherwise indicates and except with respect to any description of the notes, references to "we," "us," and "our" are to Sun International Hotels Limited, or Sun International, and its subsidiaries (including Sun International North America, Inc., or SINA), taken as a whole.

                                  The Company

     We are a leading developer and operator of premier casinos, resorts and luxury hotels. We focus our operations on two distinct businesses: destination casino resorts and luxury resort hotels.

     In our destination casino resort business, we own and operate the Atlantis resort located on Paradise Island, The Bahamas. We believe that the ocean-themed Atlantis, which features the world's largest open-air aquarium and the largest hotel and casino in the Caribbean market, is a "one of a kind" destination resort. We also developed and receive revenue from Mohegan Sun in Uncasville, Connecticut, which we believe is one of the most profitable casinos in the United States.

     In our luxury resort hotel business, we operate eight beach resorts in Mauritius, Dubai, the Maldives and The Bahamas.

                                  Businesses

Destination Casino Resorts


     Our destination casino resort business consists of large-scale, premier destination resorts that we believe are "must see" properties. The existing properties in this business are Atlantis and Mohegan Sun. These properties feature distinctive themes, unique architectural designs and decors, and offer a wide range of gaming, entertainment and other amenities. We believe these properties maintain competitive advantages due to their scale, location, design, variety of amenities and significant barriers to entry in the markets in which they operate.

Atlantis

     Our flagship destination casino resort is Atlantis, a 2,317-room, ocean-themed resort located on Paradise Island, The Bahamas. Since we acquired the property in 1994, we have spent approximately $1.0 billion to create a unique destination casino resort that caters to multiple segments of the resort and casino gaming markets. Atlantis features three interconnected hotel towers built around a 7-acre lagoon and a 34-acre marine environment that includes the world's largest open-air aquarium. Atlantis also features a 100,000 square foot entertainment complex which includes the largest casino in the Caribbean market, containing approximately 1,000 slot machines and 80 table games, 16 restaurants, approximately 100,000 square feet of convention space, a sports center and over 30,000 square feet of high-end retail space. The 63-slip, full service Marina at Atlantis generates amongst the highest average docking rates in the Caribbean market and can accommodate yachts up to 200 feet in length. We also developed Harborside at Atlantis, a timeshare project located adjacent to Atlantis, through a joint venture with Starwood Hotels and Resorts Worldwide, Inc.

     Atlantis is master-planned for expansion, and we believe the approximately 100 acres of undeveloped land we own on Paradise Island gives us the capacity to add more than 2,000 new hotel rooms as well as condominiums and additional timeshare units, restaurants, retail space and other facilities. We are evaluating plans for a 1,000-room hotel expansion at Atlantis that will cater primarily to the middle-market customer segment. This expansion is contingent upon a number of factors, including demand for rooms at Atlantis.

Mohegan Sun

     We believe that the Native American-themed Mohegan Sun is one of the premier casino gaming properties in the Northeast and one of the most profitable casinos in the United States. The property features the 176,500 square foot Casino of the Earth with 3,655 slot machines, 158 table games, 42 poker tables and various other amenities. For the quarter ended March 31, 2002, Mohegan Sun reported gross revenue of $249.1 million and a gross win per slot per day of $295. We believe that Mohegan Sun benefits from a superior location and strong demographics. It is located approximately one mile from the interchange of Interstate 395 and Connecticut Route 2A in Uncasville, Connecticut, and is within 150 miles of approximately 22 million adults. Mohegan Sun has spent approximately $40 million for infrastructure improvements providing direct highway access to the property from Boston, Providence and New York.

     We developed Mohegan Sun and managed the property from its opening in 1996 until January 2000 through Trading Cove Associates, or TCA, a partnership in which we own a 50% interest. On January 1, 2000, TCA turned over management of the property to the Mohegan Tribe and TCA now receives payments equal to 5% of the gross revenues generated by the property from January 2000 through December 2014, including the expansion described below.

     We are also overseeing the completion of an approximate $1.0 billion expansion of the property through TCA. This expansion includes the Casino of the Sky, with 119,000 square feet of additional gaming space containing 2,564 slot machines and 82 table games, a 34-story, 1,200-room luxury hotel, 100,000 square feet of convention space, a 10,000-seat arena, 4,600 additional parking spaces, 130,000 square feet of retail space, specialty retail shops and additional restaurants. The expanded casino, retail space and 10,000-seat arena opened in September 2001, and the convention space and 734 hotel rooms opened in April 2002, with the remainder of the expansion expected to open in phases and be completed in June 2002. As a result of the Mohegan Sun expansion, we believe that the gross revenues of the property will increase.

Luxury Resort Hotels

     Our luxury resort hotel business consists of a collection of premier beach resort hotels that operate primarily in the five-star, deluxe-end of the resort market. The properties in our luxury resort hotel business are as follows:

     In Mauritius, we manage and own interests in five beach resorts: the renovated 175-room Le Saint Geran Hotel; the 200-room Le Touessrok Hotel & Ile Aux Cerfs; the 248-room La Pirogue Hotel; the 333- room Le CoCo Beach; and the 238-room Sugar Beach Resort Hotel.

     In the Maldives, located off the southern tip of India, we manage and own an interest in the Kanuhura Resort & Spa, a 110-room luxury resort located on Kanuhura Island.

     In the Middle East, we manage the Royal Mirage Hotel in Dubai, a luxury 258-room hotel which opened in August 1999, and we are overseeing the development of, and we will manage, a new 225-room luxury hotel that currently is being constructed adjacent to the Royal Mirage Hotel.

     In The Bahamas, we own and operate the Ocean Club, a high-end luxury resort hotel with 106 rooms and suites located on Paradise Island, including a 50-room addition completed in October 2000. In January 2001, we completed the Tom Weiskopf-designed championship Ocean Club Golf Course and Clubhouse. We created Ocean Club Estates during 2000, with 121 luxury homesites set around the golf course.

     Our principal executive offices are located at Coral Towers, Paradise Island, The Bahamas. Our telephone number is (242) 363-6000.

                                  RISK FACTORS

     You should consider carefully all the information included or incorporated by reference in this prospectus and, in particular, should evaluate the following risks before deciding to invest in the securities.

THE RESORT AND CASINO INDUSTRIES ARE HIGHLY COMPETITIVE, AND INCREASES IN COMPETITION COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

     The resort and casino industries are highly competitive. Our destination casino resorts compete with other resorts and casinos, including land-based casinos, riverboat, dockside and cruise ship casinos and other forms of gaming, as well as other forms of entertainment. Our luxury resort hotels compete with other resorts and hotels located in markets where we conduct business. If other properties operate more successfully, if existing properties are enhanced or expanded, or if additional hotels or casinos are established in and around the markets where we conduct business, we may lose market share. In particular, the expansion, upgrading or construction of competing resort or casino properties in or near any market from which we attract or expect to attract a significant number of customers could have a significant adverse effect on our business, financial condition and results of operations.

     A number of our competitors are larger and have greater financial and other resources than us. In addition, a number of jurisdictions have recently legalized gaming and other jurisdictions are considering the legalization of gaming. This could open markets in which we currently compete to new entrants, and could create new markets which may compete as tourist destinations. Our gaming operations compete, and will in the future compete, with all forms of existing legalized gaming and with new forms of gaming that may be legalized in the future. Our competitive position could be materially adversely affected by larger competing companies, new entrants, new markets and new forms of gaming, and our revenues could decline, harming our financial condition.

NEW PROJECTS AND EXPANSION AND RENOVATION EFFORTS ARE INHERENTLY SUBJECT TO SIGNIFICANT DEVELOPMENT AND CONSTRUCTION RISKS.

     We regularly evaluate potential development opportunities and engage in expansion, development and renovation projects at properties that we develop or operate, including expansions and upgrades at Atlantis. Each of these projects will be subject to the many risks in expanding or renovating an existing enterprise or developing new projects, including unanticipated design, construction, regulatory, environmental and operating problems, and the significant risks commonly associated with implementing an expansion strategy in new markets. In particular, any such projects are subject to the risks associated with the following:

     o the availability of financing and the terms and covenants in our credit facilities and other debt;

     o    shortages in materials;

     o    shortages of skilled labor or work stoppages;

     o unforeseen construction, scheduling, engineering, environmental or geological problems;

     o    weather interference, floods, fires or other casualty losses;

     o    the failure to obtain required licenses, permits or approvals; and

     o    unanticipated cost increases.

     The anticipated costs and construction period for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with architects and contractors. The cost of any project may vary from initial expectations, and we, or the owners of the property, may have a limited amount of capital resources to fund cost overruns on any project. If cost overruns cannot be financed on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The completion dates of development projects could also differ significantly from expectations for construction-related or other reasons. We cannot assure you that any project will be completed, if at all, on time or within established budgets. Significant delays or cost overruns on projects could have a material adverse effect on our business, financial condition or results of operations.

     In addition, although we design our projects for existing facilities to minimize disruption of business operations, expansion and renovation projects require, from time to time, portions of the existing operations to be closed or disrupted. Any extended disruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO FINANCE OUR EXPANSION, DEVELOPMENT AND RENOVATION PROJECTS AS WELL AS CAPITAL EXPENDITURES THROUGH CASH FLOW AND BORROWINGS, OUR EXPANSION, DEVELOPMENT AND RENOVATION EFFORTS COULD BE JEOPARDIZED.

     If we are unable to finance existing or future projects with cash flow from operations or borrowings, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects and other capital expenditures, selling assets, restructuring indebtedness, obtaining additional equity financing or joint venture partners, or modifying our revolving credit facility. These sources of additional funds may not be sufficient to finance existing or future projects, and other financing may not be available on acceptable terms, in a timely manner or at all. In addition, our existing indebtedness contains certain restrictions on our ability to incur additional indebtedness. If we are unable to secure additional financing, we could be forced to limit or cancel expansion, development or renovation projects, which may adversely affect our business, financial condition and results of operations.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL GAMING REGULATION, WHICH MAY HARM OUR BUSINESS.

     Our operation of gaming facilities is subject to extensive governmental regulations. Regulatory authorities typically require various registrations, licenses, findings of suitability and approvals to be held by operators of gaming facilities. The regulatory authorities in these jurisdictions generally have broad discretion in the granting, renewal, suspension and revocation of licenses and require that such registrations, licenses, findings and approvals be renewed or updated periodically. We and our necessary key personnel are currently qualified to do business in all the jurisdictions in which we operate. We cannot assure you that any new or permanent licenses, permits or approvals that may be required by us, our key employees and our partners, if applicable, in the future will be granted or that our existing licenses, permits and approvals will be renewed or will not be suspended or revoked in the future. The failure to receive or renew licenses or the suspension or revocation of licenses could harm our reputation and result in a loss of revenue, which could materially adversely affect our financial condition and results of operations.

OUR GAMING OPERATIONS ARE SUBJECT TO SIGNIFICANT TAXATION AND FEES THAT INCREASE OUR COSTS.

     Our gaming operations are subject to significant taxation and fees. Such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our gaming operations in The Bahamas and will likely incur significant taxes and fees in any other jurisdictions in which we conduct gaming operations in the future. Any material increase in existing taxes and fees, the adoption of new taxes or fees, or the loss or reduction of any existing or future tax incentives, could have a material adverse effect on our profitability.

OUR BUSINESS IS SEASONAL AND SEVERE WEATHER CONDITIONS CAN ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, OR FURTHER INCREASE OUR INSURANCE PREMIUMS.

     Historically, our revenues and operating profits in The Bahamas have been higher during the first calendar quarter, the prime tourist season, than in successive quarters. Higher revenues and earnings are typically realized from the Mauritius properties during the fourth quarter of the year and from Mohegan Sun during the middle third of the year. If any of these properties were unable to accommodate guests during such periods for any reason, including disruptions caused by weather, our revenues and profits could be adversely affected.

     The Bahamas and Mauritius are subject to tropical weather and storms, which, if severe, could adversely affect our operations and tourism. Similarly, inclement weather can adversely affect the revenues that we derive from Mohegan Sun, as the principal means of transportation to this property is by automobile or bus. In September 1999, our Paradise Island properties were hit by Hurricane Floyd, a hurricane rated by the United States National Weather Service as a category five, its highest rating. These properties suffered approximately $45.0 million of property damage that took three months to repair. Although this property damage was covered by our insurance policies, we incurred significant increases in our property and windstorm insurance costs as a result. We cannot assure you that our insurance costs will not further increase in the future or that appropriate coverage will be available on acceptable terms or at all. In addition, we cannot assure you that our business will not be adversely affected by severe weather conditions in the future, which could cause significant damage and suspension in service provided to our patrons and could harm our business, results of operations or financial condition.

WORK STOPPAGES AND OTHER LABOR DISPUTES COULD HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     In The Bahamas, a union represents approximately 3,800 of our approximately 5,800 employees. We participate in an employer association whose existing contract with the union expires January 1, 2003. Labor relations in The Bahamas have been unstable at times over the last few years, and there have been occasional work stoppages. As the country's largest private employer, we are sometimes the target of labor disputes. Any protracted labor disputes or work stoppages affecting any of the properties that we own or operate could reduce our revenues. In addition, many of the public sector industries in The Bahamas, such as electricity, telecommunication and airport facilities, are unionized. The Bahamian government's labor relations with these unions have been unstable at times and there have been work stoppages on occasion that have been disruptive to our business.

LACK OF SUFFICIENT AIR SERVICE COULD ADVERSELY AFFECT OUR REVENUES AND
PROFITS.

     Most patrons of our resorts and hotels arrive by air. Although we consider the current level of air service to The Bahamas, Mauritius, Dubai and the Maldives to be adequate, any interruption or reduction of air service to any such locations could restrict the growth of our businesses, negatively affect our competitive position and adversely affect our revenues and profits.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS AND OUR NONCOMPLIANCE OR A SIGNIFICANT REGULATORY CHANGE COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

     Our operations are regulated under a number of federal, provincial, state and local laws and regulations that govern, among other things, the handling of waste materials, some of which are classified as hazardous materials, and the discharge of hazardous materials into the environment. Our operations are subject to stringent regulations relating to protection of the environment and waste handling. In addition to liability for our own noncompliance, these laws and regulations may expose us to liability for the noncompliance of other parties, without regard to whether we were negligent. Sanctions for noncompliance with applicable environmental laws and regulations may include administrative, civil and criminal penalties, revocation of permits and corrective action orders. Furthermore, we may be liable for costs for environmental cleanup at currently or previously owned or operated properties or off-site locations. Our failure to comply with existing laws or regulations, the adoption of new laws or regulations with additional or more rigorous compliance standards, or the more vigorous enforcement of environmental laws or regulations could significantly harm our business by increasing our expenses and limiting our future opportunities.

A SMALL NUMBER OF OUR SHAREHOLDERS CONTROL A SIGNIFICANT PERCENTAGE OF OUR ORDINARY SHARES AND ARE ABLE TO CONTROL DECISIONS AFFECTING OUR COMPANY.

     On July 3, 2001, we announced the restructuring of our majority shareholder, SIIL, which is beneficially owned by World Leisure Group Limited, or WLG, and Caledonia Investments plc, or Caledonia, and Kersaf Investments Limited, or Kersaf. As a result of certain proxy arrangements granted in the restructuring, WLG and Caledonia currently have the right to vote approximately 24.6% and 29.0%, respectively, of our issued and outstanding ordinary shares, respectively. Consequently, if WLG and Caledonia act together they will be able to effectively control the outcome of substantially all matters requiring shareholder approval, including the election of our directors, thereby controlling our management, policies and business operations. For example, WLG and Caledonia could use this voting power to block our ability to obtain certain types of financing for development plans, renovations or expansions, which could materially adversely affect our ability to develop our business and pursue our strategies.

YOU MAY HAVE DIFFICULTY ENFORCING JUDGMENTS AGAINST US OR OUR DIRECTORS OR MANAGEMENT OUTSIDE THE UNITED STATES.

     Sun International is a Bahamian international business company incorporated under the laws of the Commonwealth of The Bahamas. Certain of our directors and executive officers reside outside the United States. In addition, a substantial portion of the assets of our directors and officers and of our assets is located outside the United States. As a result, it may be difficult or impossible to:

     o effect service of process within the United States upon us or these persons; or

     o enforce, against us or these persons, in the United States, court judgments obtained in the United States courts, including judgments relating to U.S. federal securities laws.

     It is unlikely that Bahamian courts would entertain original actions against Bahamian companies, their directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments based upon any civil liability provisions of the U.S. federal securities laws are not directly enforceable in

<<NYCORP~2110471.6:4734W:05/21/02-4:41p>>
                                     -12-

The Bahamas. Rather, a lawsuit must be brought in The Bahamas on any such judgment. Subject to consideration of private international law, in general, a judgment obtained after due trial by a court of competent jurisdiction, which is final and conclusive as to the issues in connection, is actionable in Bahamian courts and is impeachable only upon the grounds of fraud, public policy and natural justice.

WE MAY HAVE DIFFICULTY ENFORCING GAMING DEBTS IN CERTAIN FOREIGN JURISDICTIONS OR IN CERTAIN JURISDICTIONS WITHIN THE UNITED STATES, WHICH COULD NEGATIVELY AFFECT OUR REVENUES.

     Gaming debts may not be legally enforced in certain foreign jurisdictions or in certain jurisdictions within the United States. A substantial portion of the customers at Atlantis and Mohegan Sun reside in the United States. As a result, we and the Mohegan Tribe may be unable to collect gaming debts from patrons of those casinos who reside in such jurisdictions, which could reduce our revenues.

REASSESSMENTS OF AND CHANGES TO OUR BUSINESS PLANS COULD HINDER OUR DEVELOPMENT AND RESULT IN CHARGES OR FEES THAT COULD HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We are regularly reviewing our development plans in light of a variety of factors, including the availability of financing, regulatory and political considerations, competition and other business and strategic concerns. As a result of such assessments, our management may choose to change such plans, which could result in failure to expand and could also cause us to incur fees or charges. We cannot assure you that we will carry forward and complete any proposed business plans.

ENERGY PRICE INCREASES MAY ADVERSELY AFFECT OUR COST OF OPERATIONS AND OUR REVENUES.

     Our destination casino resorts use significant amounts of electricity, natural gas and other forms of energy. Although we have not experienced shortages of energy, substantial increases in the cost of electricity or natural gas may negatively affect our operating results. The extent of any impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, energy price increases in locations that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a decrease in visitation and spending at our properties, which could negatively impact revenues.

WE MAY PAY HIGHER INSURANCE PREMIUMS FOR OUR PROPERTIES.

     Due to changes in the insurance market arising prior to the September 11 terrorist attacks and the effects of the September 11 terrorist attacks, it is becoming more difficult and more expensive to obtain insurance. We may encounter difficulty in obtaining or renewing property or casualty insurance on our properties. In addition, such insurance may be more limited and for some catastrophic risks may not be generally available at levels existing prior to the September 11 terrorist attacks. Even if we are able to renew our policies or to obtain new policies at levels and with limitations consistent with our current policies, we cannot be sure that we will be able to obtain such insurance at premium rates that are commercially reasonable.

DETERIORATION IN GENERAL ECONOMIC AND MARKET CONDITIONS, INCLUDING THOSE RELATED TO ANY FUTURE TERRORIST ACTIONS, COULD ADVERSELY AFFECT OUR BUSINESS.

     Our business is affected by general economic and market conditions, particularly in the United States and Europe. A large portion of our business at Atlantis is generated by group convention sales and individual tour and travel. A recession or economic slowdown could cause a reduction in group sales bookings or the willingness or ability of tourists to book vacations at Atlantis, which could adversely affect our operating results.

     As a result of the events of September 11, 2001, significantly reduced discretionary spending, disruptions in airline travel and cancelation of business conventions had a material adverse impact on our results of operations during September and the fourth quarter of 2001. In addition, the September 11 terrorist attacks, the potential for future terrorist attacks, the national and international responses to terrorist attacks and other acts of war or hostility have created many economic and political uncertainties which could adversely affect our business and results of operations in ways that cannot presently be predicted. We will be predominantly uninsured for losses and interruptions caused by terrorist acts and act of war.

WE COULD BE ADVERSELY AFFECTED IF ARTHUR ANDERSEN LLP IS UNABLE TO PERFORM REQUIRED AUDIT-RELATED SERVICES FOR US OR IF THE SEC CEASES ACCEPTING FINANCIAL STATEMENTS AUDITED OR REVIEWED BY ARTHUR ANDERSEN.

     On March 14, 2002, Arthur Andersen LLP, our independent auditor, was indicted on federal obstruction of justice charges in connection with its role as the auditor for Enron Corporation. On May 6, 2002, the trial of the case began. Arthur Andersen LLP has pleaded not guilty. We do not know the impact of the indictment or trial. In addition, we do not know whether additional indictments will be brought by the Department of Justice or the consequences of any additional indictments. Furthermore, although Arthur Andersen LLP has provided the SEC with assurances that it will continue to audit financial statements in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards, and the SEC has said that it will continue to accept financial statements audited by Arthur Andersen LLP, interim financial statements reviewed by it and consents provided by it for purposes of filings under the Exchange Act, so long as Arthur Andersen LLP is able to make certain representations to its clients, we cannot assure you that the SEC will continue to accept such financial statements, or that Arthur Andersen LLP will continue to be able to provide such representations.

     Our access to the capital markets and our ability to make timely SEC filings could be impaired if the SEC ceases accepting financial statements audited or reviewed by Arthur Andersen LLP, if Arthur Andersen LLP becomes unable to make the required representations, if our audit committee decides to terminate Arthur Andersen LLP as our independent auditor, or if for any other reason Arthur Andersen LLP is unable to perform required audit-related services for us. In such a case, we would promptly seek to engage new independent certified public accountants, and we may incur significant expense in familiarizing such new auditors with our accounting. Furthermore, relief which may be available under the federal securities laws against auditing firms may not be available as a practical matter against Arthur Andersen LLP should it cease to operate or be financially impaired.

     The audit committee of our board of directors reviews the selection of our independent certified public accountants each year, and currently is conducting such a review.


                                 USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities for our general corporate purposes, which may include repaying outstanding indebtedness, making additions to our working capital, funding future acquisitions or expansions of our properties.

     We will not receive any of the proceeds from the sale of ordinary shares by selling shareholders.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings to fixed charges for the years and periods indicated:


                                                             Three Months Ended
                                Year Ended December 31,            March 31,
                              -----------------------------  ------------------

                              2001  2000  1999   1998   1997     2001   2002
                              ----  ----  ----   ----   ----     ----   ----

Ratio of Earnings to Fixed    1.59    -   2.32   1.73   3.65     3.76   2.96
Charges...................

     We computed these ratios by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings used in computing the ratio of earnings to fixed charges consist of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt expense and that portion of rental expense representative of interest. Earnings were insufficient to cover fixed charges by $123,660,000 for the year ended December 31, 2000.

     Because we do not have any preference shares outstanding, our ratio of earnings to fixed charges and preference share dividends was the same as our ratio of earnings to fixed charges.

                         DESCRIPTION OF DEBT SECURITIES


     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those Debt Securities will be described in the prospectus supplement relating to those Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

     The debt securities (the "Debt Securities") will be issued by Sun International and SINA, as co-obligors (the "Issuers"). The Debt Securities may constitute either senior or subordinated debt, or any combination thereof, of the Issuers. Debt Securities and the Guarantees, if any, will be issued under an indenture (the "Indenture") to be entered into by the Issuers, the Guarantors named therein and the trustee named in the applicable prospectus supplement (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion is qualified in its entirety by reference to the provisions of the Indenture, including the definition of certain terms used below.

GENERAL

     The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued under it. The Debt Securities may be issued in one or more series as we may authorize from time to time. Each series of Debt Securities will be denominated in United States dollars unless otherwise provided in the prospectus supplement relating thereto. The Debt Securities will be issued in denominations of $1,000 and integral multiples thereof unless otherwise provided in the prospectus supplement relating thereto.

     You should refer to the applicable prospectus supplement for the following terms of the Debt Securities of the series with respect to which that prospectus supplement is being delivered:

     o the title of the Debt Securities of the series and the denominations in which any Debt Securities of the series shall be issuable;

     o any limit on the aggregate principal amount of the Debt Securities of the series and any provisions relating to the seniority or subordination of all or any portion of the indebtedness evidenced thereby to other indebtedness of the Issuers;

     o the price or prices at which the Debt Securities of the series will be issued;

     o the dates when, place where and manner in which principal, premium and interest of the Debt Securities of the series is payable or the method of determination thereof;

     o    the interest rate and the date from which interest will accrue;

     o the record dates for any interest payable on any Debt Securities of the series;

     o    the terms applicable to any "original issue discount";

     o    the terms of any repurchase or remarketing rights of third parties;

     o the terms of any redemption at the option of holders of Debt Securities of the series;

     o if other than the principal amount thereof, the portion of the principal amount of the Debt Securities of the series which will be payable if the maturity is accelerated pursuant to an event of default;

     o any listing of the Debt Securities of the series on a securities exchange;

     o the applicability of, and any addition to or change in, the covenants and definitions then set forth in the Indenture;

     o any addition to or change in the events of default provided with respect to the Debt Securities of the series;

     o any change in the right of the Trustee or the holders to declare the principal, premium and interest with respect to such Debt Securities due and payable;

     o the terms, if any, on which the Debt Securities of the series will be convertible into or exchanged for any of the Issuers' common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind;

     o the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

     o the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to Debt Securities of the series;

     o the currency or currencies in which Debt Securities of the series shall be denominated, if other than U.S. dollars, and the place where principal, premium and interest shall be payable and the method of such payment;

     o whether Debt Securities of the series are to be issued in registered form or bearer form and the terms of any such forms of Debt Securities;

     o if the principal amount payable at the maturity of any Debt Securities of the series will not be determinable as of any one or more dates prior to such maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose and the terms related thereto;

     o    whether and upon what terms debt securities may be defeased;

     o the nature of any global securities and depositary arrangements related thereto;

     o any Trustee, authenticating or paying agent, transfer agent or registrar; and

     o    any other material terms of the Debt Securities of the series.

     If we sell any of the Debt Securities for any foreign currency or currency unit or if payments on the Debt Securities are payable in any foreign currency or currency unit, we will describe in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those Debt Securities and the foreign currency or currency unit.

                          DESCRIPTION OF CAPITAL STOCK

     Under the Sun International Memorandum and Articles of Association, Sun International is currently authorized to issue 250,000,000 ordinary shares and 100,000,000 preference shares par value $.001 per share. As of April 30, 2002, 27,716,010 ordinary shares were issued and outstanding (excluding treasury shares) and no preference shares were issued and outstanding.

ORDINARY SHARES

     Each holder of ordinary shares is entitled to one vote per share on all matters submitted to a vote of shareholders. In the election of directors, no shareholder has cumulative voting rights. Each ordinary share is entitled to share equally in dividends from sources legally available therefor when, as, and if declared by the Sun International Board. Upon liquidation or dissolution of Sun International, whether voluntary or involuntary, each ordinary share is entitled to share equally in the assets of Sun International available for distribution to the holders of the ordinary shares. No conversion or preemptive rights or redemption or sinking fund provisions are applicable to the ordinary shares. The Bank of New York is the transfer agent for the ordinary shares, and is also Sun International's registrar.

PREFERENCE SHARES

     Preference shares may be issued from time to time in one or more series with such designations, voting powers, dividend rights, rights of redemption, conversion rights, other special rights, preferences and limitations as may be stated in the resolutions providing for the issue of such preference shares adopted by the Sun International Board except that the Sun International Articles of Association prohibits the issuance of any non-voting preference shares which are not entitled to elect at least one director of Sun International in the case where an event of default in the payment of dividends has occurred and is continuing with respect to such shares. The issuance of preference shares with voting and conversion rights may adversely affect the voting power of the holders of ordinary shares. In addition, because the terms of such preference shares may be fixed by the Sun International Board without shareholder action, the preference shares could be designated and issued quickly in the event Sun International requires additional equity capital. The preference shares could also be designated and issued with terms calculated to defeat a proposed acquisition of Sun International or with terms making the removal of management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the ordinary shares.

OTHER MATTERS

     The statements set forth under this heading with respect to the International Business Companies Act 2000 of the Commonwealth of The Bahamas (the "IBCA"), the Sun International Memorandum and Articles of Association (the "Sun International Memorandum and Articles") are brief summaries thereof and do not purport to be complete; such statements are subject to the detailed provisions of the IBCA, the Sun International Memorandum and Articles. See "Where You Can Find More Information."

     The rights of the holders of ordinary shares are governed principally by the IBCA and the Sun International Memorandum and Articles.

DIVIDEND RIGHTS

     Under the IBCA, a corporation is prohibited from making a distribution to stockholders if, after giving effect thereto: (i) such corporation would be unable to meet its liabilities as they become due in the usual course of its business; and (ii) the realizable value of the assets of such corporation would be less than the sum of its total liabilities other than deferred taxes, as shown in the books of account, and its issued and outstanding share capital.

     Holders of ordinary shares are entitled to receive such dividends as may be declared by the Sun International Board out of funds legally available for such purpose. Sun International has never declared or paid a cash dividend on ordinary shares and Sun International does not anticipate declaring or paying any dividends on ordinary shares in the foreseeable future.

VOTING RIGHTS

     Holders of ordinary shares vote as a single class on all matters submitted to a vote of the shareholders, with each ordinary share entitled to one vote. Unless otherwise provided by the IBCA or the Sun International Memorandum and Articles, matters submitted to a vote of the Sun International shareholders must be approved by a majority of the votes cast by the Sun International shareholders. Holders of ordinary shares are not entitled to cumulative votes in the election of directors.

DIRECTORS

     NUMBER AND ELECTION OF DIRECTORS. Under the IBCA, the Articles of Association of a corporation may specify the number of directors. The Sun International Articles of Association currently provide that the Sun International Board shall consist of five directors each serving until the annual general meeting and then, as elected at such meeting, to serve until the date of the next annual general meeting or if later the date his successors shall be duly elected and qualified. The Sun International shareholders, by resolution, may fill vacancies and newly created directorships. Two of Sun International's directors must be independent directors (the "Independent Directors"). To qualify as an Independent Director, the director must not be an officer or employee of Sun International or its subsidiaries and must not otherwise have a relationship which, in the opinion of the Sun International Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     The Sun International Articles of Association provides that nominations for directors can be made by the Sun International Board or by any shareholder entitled to vote for the election of directors at a general meeting.

     FIDUCIDIARY DUTIES OF DIRECTORS. Under the IBCA, directors have a duty to perform their duties honestly and in good faith, in a manner they reasonably believe to be in the best interests of the corporation of which they are a director, and with such care, diligence and skill as a reasonably prudent person would use under similar circumstances. The burden of proving that a director did not discharge his duties in such a manner is on the person making the allegation.

CALL OF EXTRAORDINARY GENERAL MEETINGS/SPECIAL MEETINGS

     Subject to any provision in the Memorandum of Association or Articles of Association for a lesser percentage, Section 59 of the IBCA permits a meeting of shareholders to be called upon the written request of members holding more than 50% of the outstanding voting shares. The Sun International Articles of Association provide that the Sun International Board may convene an extraordinary general meeting whenever it thinks fit or when requested to do so by the holders of at least 10% of the paid-up share capital of Sun International pursuant to the IBCA.

ACTION BY STOCKHOLDERS OR SHAREHOLDERS WITHOUT A MEETING

     The Sun International charter does not address the subject of shareholder action without a meeting. The IBCA provides for shareholder action without a meeting by the written consent of a majority of shareholders.

AMENDMENT TO SUN INTERNATIONAL MEMORANDUM

     Under the IBCA, shareholders of a corporation such as Sun International are entitled to amend the Memorandum of Association upon the affirmative vote of a majority of the outstanding ordinary shares. In addition, Section 18 of the IBCA allows the directors to amend the Memorandum of Association where permitted by the Memorandum of Association, the Articles of Association, or the IBCA. The Sun International Memorandum of Association does not include any such provision.

AMENDMENT TO SUN INTERNATIONAL CHARTER

     The Sun International Articles of Association may be amended upon the affirmative vote of a majority of the outstanding ordinary shares. In addition, Section 17 of the IBCA allows the directors to amend the Articles of Association where permitted by the Memorandum of Association, the Articles of Association or the IBCA or upon an affirmative vote of a majority of the directors present at a meeting or by a written consent signed by a majority of directors then in office.

APPROVAL OF MERGERS AND ASSET SALES

     The IBCA contains certain provisions which address the subject of mergers and asset sales. The Sun International Articles of Association, however, address the subject in greater detail and provides that any merger or consolidation involving Sun International or any sale, lease or other direct or indirect disposition of all or substantially all of the assets of Sun International and its subsidiaries in a transaction or series of related transactions that could reasonably be expected to have an adverse effect on the rights of holders of ordinary shares (other than Sun International Investments Limited ("SIIL") and/or persons affiliated with SIIL) and, in the case of any merger or consolidation that would result in the holders of ordinary shares (other than SIIL and/or persons affiliated with SIIL) no longer having an interest in Sun International (or the resulting entity, successor or acquiror), it shall be a condition to the consummation of such transaction that Sun International shall have obtained at its own expense an opinion rendered by an internationally recognized investment banking firm selected by the Independent Directors and engaged to the holders of the ordinary shares. The Sun International Articles of Association also require approval of 50% of the Independent Directors for any such sale, lease or disposition. To qualify as an Independent Director for purposes of the above provision, the director must not be an officer or employee of Sun International or its subsidiaries and must not otherwise have a relationship which, in the opinion of the Sun International Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

AMENDMENT TO TERMS OF ORDINARY SHARES

     The rights attached to ordinary shares may only be varied or abrogated by a resolution of the Sun International Board together with either (i) the consent in writing of the holders of a majority in nominal value of the issued ordinary shares or (ii) a resolution of members holding such ordinary shares passed at a separate meeting of the holders of ordinary shares.

RIGHTS OF APPRAISAL

     While not using the term "Appraisal Rights" the IBCA contains a provision which gives rise to a shareholder's rights that is similar to Delaware General Corporation Law concept of appraisal rights under certain circumstances.

     Under Section 82 of the IBCA a member of a company such as Sun International shall be entitled to payment of the fair value of his shares upon dissenting from a merger, unless the company is the surviving company, a consolidation, a sale or transfer or other disposal of more than 50% of the company's assets, a redemption of a minority shares under Section 80 and an arrangement permitted by the courts. If the member and the company cannot agree on the fair value for the shares they shall each designate an appraiser and the two designated appraisers shall together designate a third appraiser. The three appraisers shall fix the fair value of the shares of the dissenting member which shall be binding on the company and the dissenting member.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The IBCA permits a corporation to indemnify officers and directors for liability arising from performance of their duties as officers and directors with certain exceptions. The Sun International Articles of Association provide for indemnification of officers, directors and agents of Sun International to the fullest extent permitted under the IBCA provided that such officer, director or agent acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of Sun International and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

ANTI-TAKEOVER PROVISIONS

     The IBCA and the Sun International Articles of Association do not contain any anti-takeover provisions.

RIGHTS OF INSPECTION

     Under the IBCA, every member, upon proper written request stating the purpose thereof, may inspect the corporate books and records during usual business hours as long as such inspection is for a proper purpose. A "proper purpose" is defined as any purpose reasonably related to the interest of the inspecting person as a member.

LIQUIDATION RIGHTS

     See "--Ordinary Shares" above.

CASE LAW AND COURT SYSTEMS

     In The Bahamas, matters arising under the IBCA are adjudicated by the Supreme Court of The Bahamas. Due to the fact that there is no substantial body of case law in The Bahamas interpreting the IBCA, the Supreme Court may look to decisions of other courts in other common law jurisdictions having similar corporate law.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities, preference shares or ordinary shares. Warrants may be issued independently or together with debt securities, preference shares or ordinary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

DEBT WARRANTS

     The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
(e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any;
(o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any other terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

STOCK WARRANTS

     The prospectus supplement relating to any particular issue of preference share warrants or ordinary share warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the ordinary shares or preference shares purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
(f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of ordinary shares or preference shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one currency or time; (j) the currency units in which the offering price, if any, and the exercise price are payable; (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.


                              SELLING SHAREHOLDERS

     The selling shareholder may include Kersaf Investments Limited or certain of its affiliates. For information concerning Kersaf's relationship with the Company, see the Company's 6-K filed July 3, 2001 and incorporated by reference herein. As of the date of this prospectus, Kersaf beneficially owns approximately 5,733,309, or 19.2%, of our outstanding ordinary shares.

     The prospectus supplement for any offering of the ordinary shares by selling shareholders will include, among other things, the following information:

     o    the names of the selling shareholders;

     o the nature of any position, office, or other material relationship which the selling shareholder has had within the past three years with us or any of our predecessors or affiliates;

     o the number of ordinary shares held by each of the selling shareholders;

     o the percentage of the ordinary shares held by each of the selling shareholders; and

     o the number of ordinary shares offered by each of the selling shareholders.


                              PLAN OF DISTRIBUTION

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

     The Company and any selling shareholders may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the names of the selling shareholders and the number of ordinary shares to be sold by each, the name or names of any underwriters or agents with whom we or the selling shareholders, or both, have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we or the selling shareholders will receive from such sale. In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

     If so indicated in the applicable prospectus supplement, we or the selling shareholders, or both, will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us or the selling shareholders, or both, pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include, among others:

     o    commercial and savings banks;

     o    insurance companies;

     o    pension funds;

     o    investment companies; and

     o    educational and charitable institutions.

     In all cases, such institutions must be approved by us or the selling shareholders, or both. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Any selling shareholder, underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

     Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the ordinary shares of Sun International, which are listed on The New York Stock Exchange, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

     We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. We will, however, bear certain expenses of ours in connection with the registration of the securities being offered under this prospectus by the selling shareholders, including all of our costs incident to the offering and sale of the securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

                             VALIDITY OF SECURITIES

     Certain matters with respect to the validity of the debt securities offered by this prospectus will be passed upon by Charles D. Adamo, Esq., the Company's General Counsel. As of April 30, 2002, Mr. Adamo owned approximately 3,000 of the Company's ordinary shares and had options to purchase approximately 725,000 of the Company's ordinary shares. Certain matters with respect to the validity of the equity securities offered by this prospectus will be passed upon by Giselle M. Pyfrom, Esq., the Company's General Counsel. As of April 30, 2002, Ms. Pyfrom owned none of the Company's ordinary shares and had options to purchase 34,167 of the Company's ordinary shares.


                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 incorporated in this prospectus by reference to the Company's Current Report on Form 6-K filed with the SEC on May 7, 2002 have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of SINA incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.


Securities and Exchange Commission registration fee........... $           0.00
Printing and engraving expenses...............................         7,500.00
Accounting fees and expenses..................................        20,000.00
Legal fees and expenses.......................................       150,000.00
Fees of trustee...............................................         5,000.00
Miscellaneous expenses........................................        10,000.00
                                                                 --------------
     Total:................................................... $     192,500.00
                                                                     ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 56 of the International Business Companies Act 2000 of the Commonwealth of The Bahamas (the "IBCA") empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise; provided, however, that such indemnification may only be provided to a person if the person acted honestly and in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the IBCA unless a question of law is involved.

     Sun International provides for indemnification of its directors and officers pursuant to Article 85 of its Articles of Association as amended, which provides that, net of any indemnification an officer or director of Sun International receives from another source, Sun International will indemnify its officers and directors to the fullest extent permitted by the IBCA.

     Sun International has purchased directors' and officers' liability insurance policies insuring its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Sun International or its subsidiaries as directors and officers.

     In connection with this offering, the selling shareholders have agreed to indemnify the Registrants, and the directors and officers and each such person who controls the Registrants, against any and all liability arising from inaccurate information provided to the Registrants by the selling shareholders and contained herein, provided that such indemnification shall be limited to the net proceeds received by the selling shareholders from the sale of their securities.


ITEM 16.  EXHIBITS


Exhibit No.   Description
-----------   -----------
1.1           Form of Underwriting Agreement (Debt)

1.2           Form of Underwriting Agreement (Equity)

4.3           Form of Indenture

5.1           Opinion of Charles D. Adamo, Esq.

5.2           Opinion of Giselle M. Pyfrom, Esq.

12.1          Statement regarding computation of Ratio of Earnings to Fixed
              Charges

23.1          Consent of Arthur Andersen LLP

23.2          Consent of Charles D. Adamo, Esq. (included in opinion filed as
              Exhibit 5.1)

23.3          Consent of Giselle M. Pyfrom, Esq. (included in opinion filed as
              Exhibit 5.2)

24.1          Powers of Attorney (included in signature pages)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture

99.1 Letter from Sun International Hotels Limited to the SEC regarding Arthur Andersen LLP


ITEM 17.  UNDERTAKINGS.

          (a)  Each undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that the undertaking set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Each undersigned Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

     (f) Each undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                       SUN INTERNATIONAL HOTELS LIMITED

                                       By: /s/ Solomon Kerzner
                                           --------------------------------
                                           Name:  Solomon Kerzner
                                           Title: Chairman of the Board of
                                                  Directors and Chief Executive
                                                  Officer

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

                               Chairman of the Board of        May 7, 2002
/s/ Solomon Kerzner            Directors and Chief
----------------------------   Executive Officer
Solomon Kerzner                (Principal Executive
                               Officer)

/s/ Peter Buckley              Director                        May 7, 2002
----------------------------
Peter Buckley

/s/ Howard Marks               Director                        May 7, 2002
----------------------------
Howard Marks

/s/ Eric Siegel                Director                        May 7, 2002
----------------------------
Eric Siegel

/s/ Heinrich von Rantzau       Director                        May 7, 2002
----------------------------
  Heinrich von Rantzau

/s/ John R. Allison            Executive Vice President,       May 7, 2002
----------------------------   Chief Financial Officer
John R. Allison                and Secretary (Principal
                               Financial and
                               Accounting Officer)

/s/ Charles D. Adamo           Executive Vice President        May 7, 2002
----------------------------   and General Counsel
Charles D. Adamo

/s/ Giselle M. Pyfrom          Senior Vice President,          May 7, 2002
----------------------------   Assistant Secretary and
Giselle M. Pyfrom              General Counsel

/s/ William C. Murtha          Authorized Representative       May 7, 2002
----------------------------   in the United States
William C. Murtha

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                        SUN INTERNATIONAL NORTH AMERICA, INC.


                                        By: /s/ Charles D. Adamo
                                            ----------------------------------
                                            Name:  Charles D. Adamo
                                            Title: Executive Vice President,
                                                   Secretary and Director


                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

                               Executive Vice President,       May 7, 2002
/s/ Charles D. Adamo           Secretary and Director
----------------------------   (Principal Executive
Charles D. Adamo               Officer


/s/ John R. Allison            Executive Vice President,       May 14, 2002
----------------------------   Chief Financial Officer,
John R. Allison                Treasurer and Director
                               (Principal Financial and
                               Accounting Officer)

/s/ William C. Murtha          Senior Vice President,          May 16, 2002
----------------------------   Corporate Counsel and
William C. Murtha              Assistant Secretary

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                        SUN INTERNATIONAL BAHAMAS LIMITED

                                        By: /s/ Solomon Kerzner
                                            ----------------------------
                                            Name:  Solomon Kerzner
                                            Title: President

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Solomon Kerzner            President (Principal            May 7, 2002
----------------------------   Executive, Financial and
Solomon Kerzner                Accounting Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ J. Barrie Farrington       Senior Vice President,          May 13, 2002
----------------------------   Secretary and Director
J. Barrie Farrington

/s/ Alan Leibman               Senior Vice President           May 13, 2002
----------------------------
Alan Leibman

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Gene Albury                Vice President and Assistant    May 13, 2002
----------------------------   Secretary
Gene Albury

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        PARADISE ACQUISITIONS LIMITED

                                        By: /s/ J. Barrie Farrington
                                            -----------------------------
                                            Name:  J. Barrie Farrington
                                            Title: President and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----


/s/ J. Barrie Farrington       President and Director          May 13, 2002
----------------------------   (Principal Executive,
J. Barrie Farrington           Financial and Accounting
                               Officer)

/s/ Charles D. Adamo           Assistant Secretary and         May 7, 2002
----------------------------   Director
Charles D. Adamo


/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 13, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        PARADISE ISLAND LIMITED

                                        By: /s/ J. Barrie Farrington
                                            ---------------------------------
                                            Name:  J. Barrie Farrington
                                            Title: Senior Vice President,
                                                   Secretary and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----


/s/ J. Barrie Farrington       Senior Vice President,          May 13, 2002
----------------------------   Secretary and Director
J. Barrie Farrington           (Principal Executive,
                               Financial and Accounting
                               Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Gene Albury                Assistant Secretary             May 13, 2002
----------------------------
Gene Albury

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                        PARADISE ENTERPRISES LIMITED

                                        By: /s/ Solomon Kerzner
                                            ---------------------------------
                                            Name:  Solomon Kerzner
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Solomon Kerzner            President (Principal            May 7, 2002
----------------------------   Executive, Financial and
Solomon Kerzner                Accounting Officer)

/s/ J. Barrie Farrington       Vice President, Secretary and   May 13, 2002
----------------------------   Director
J. Barrie Farrington

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Gene Albury                Assistant Secretary             May 13, 2002
----------------------------
Gene Albury

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        ISLAND HOTEL COMPANY LIMITED

                                        By: /s/ J. Barrie Farrington
                                            -------------------------------
                                            Name:  J. Barrie Farrington
                                            Title: Senior Vice President and
                                                   Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ J. Barrie Farrington       Senior Vice President and       May 13, 2002
----------------------------   Director (Principal
J. Barrie Farrington           Executive, Financial and
                               Accounting Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Gene Albury                Assistant Secretary             May 13, 2002
----------------------------
Gene Albury

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        PARADISE BEACH INN LIMITED

                                        By: /s/ J. Barrie Farrington
                                            --------------------------------
                                            Name:  J. Barrie Farrington
                                            Title: Vice President, Secretary
                                                   and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ J. Barrie Farrington       Vice President, Secretary and   May 13, 2002
----------------------------   Director (Principal
J. Barrie Farrington           Executive, Financial and
                               Accounting Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard  B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Gene Albury                Assistant Secretary             May 13, 2002
----------------------------
Gene Albury

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                        SUN INTERNATIONAL MANAGEMENT LIMITED

                                        By: /s/ Solomon Kerzner
                                            ----------------------------------
                                            Name:  Solomon Kerzner
                                            Title: Chairman of the Board of
                                                   Directors and Chief
                                                   Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----


/s/ Solomon Kerzner            Chairman of the Board of        May 7, 2002
----------------------------   Directors and Chief
Solomon Kerzner                Executive Officer
                               (Principal Executive
                               Officer)

/s/ Howard B. Kerzner          Director (Principal Financial   May 7, 2002
----------------------------   and Accounting Officer)
Howard B. Kerzner

/s/ Charles D. Adamo           Director                        May 7, 2002
----------------------------
Charles D. Adamo

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 16th day of May, 2002.

                                        SUN COVE, LTD.


                                        By: /s/ William C. Murtha
                                            ------------------------------
                                            Name:  William C. Murtha
                                            Title: Assistant Secretary

                              POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----


/s/ Howard B. Kerzner          President and Director          May 7, 2002
----------------------------   (Principal Executive,
Howard B. Kerzner              Financial and Accounting
                               Officer)

/s/ William C. Murtha          Assistant Secretary             May 16, 2002
----------------------------
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        SUN INTERNATIONAL NEVADA, INC.


                                        By: /s/ John R. Allison
                                            ------------------------------
                                            Name:  John R. Allison
                                            Title: Secretary, Treasurer
                                                   and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ John R. Allison            Secretary, Treasurer and        May 14, 2002
----------------------------   Director (Principal
John R. Allison                Executive, Financial and
                               Accounting Officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        SUN INTERNATIONAL RESORTS INC.


                                        By: /s/ John R. Allison
                                            --------------------------------
                                            Name:  John R. Allison
                                            Title: Executive Vice President
                                                   and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

                               Executive Vice President and    May 14, 2002
/s/ John R. Allison            Director (Principal
----------------------------   Executive, Financial and
John R. Allison                Accounting Officer)


/s/ William C. Murtha          Senior Vice President,          May 16, 2002
----------------------------   Corporate Counsel and
William C. Murtha              Secretary


/s/ Howard Karawan             Vice President and Assistant    May 7, 2002
----------------------------   Secretary
Howard Karawan

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        PIV, INC.


                                        By: /s/ John R. Allison
                                            -------------------------------
                                            Name:  John R. Allison
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----


/s/ John R. Allison            President and Director          May 14, 2002
----------------------------   (Principal Executive,
John R. Allison                Financial and Accounting
                               Officer)


/s/ Howard Karawan             Vice President and Assistant    May 7, 2002
----------------------------   Secretary
Howard Karawan

/s/ William C. Murtha          Secretary                       May 16, 2002
----------------------------
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        ISS, INC.


                                        By: /s/ John R. Allison
                                            ---------------------------
                                            Name:  John R. Allison
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----


                               President and Director          May 14, 2002
/s/ John R. Allison            (Principal Executive,
----------------------------   Financial and Accounting
John R. Allison                Officer)


/s/ Howard Karawan             Vice President and Assistant    May 7, 2002
----------------------------   Secretary
Howard Karawan

/s/ William C. Murtha          Secretary                       May 16, 2002
----------------------------
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        SUN INTERNATIONAL MARKETING, INC.


                                        By: /s/ John R. Allison
                                            ------------------------------
                                            Name:  John R. Allison
                                            Title: Executive Vice President,
                                                   Chief Financial Officer,
                                                   Treasurer and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----


/s/ John R. Allison            Executive Vice President,       May 14, 2002
----------------------------   Chief Financial Officer,
John R. Allison                Treasurer and Director
                               (Principal Executive,
                               Financial and Accounting
                               Officer)

/s/ William C. Murtha          Secretary                   May 16, 2002
----------------------------
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                        SUN COVE CALIFORNIA, INC.


                                        By: /s/ Howard B. Kerzner
                                            ----------------------------
                                            Name:  Howard B. Kerzner
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Howard B. Kerzner          President (Principal            May 7, 2002
----------------------------   Executive Officer)
Howard B. Kerzner              Executive Vice President,

/s/ John R. Allison            Chief Financial Officer,        May 14, 2002
----------------------------   Treasurer and Director
John R. Allison                (Principal Financial and
                               Accounting Officer)

/s/ Charles D. Adamo           Executive Vice President,       May 7, 2002
----------------------------   Secretary and Director
Charles D. Adamo

/s/ William C. Murtha          Secretary                      May 16, 2002
----------------------------
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                        SUN COVE NEW YORK, INC.


                                        By: /s/ Howard B. Kerzner
                                            -------------------------------
                                            Name:  Howard B. Kerzner
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Howard B. Kerzner          President and Director          May 7, 2002
----------------------------   (Principal Executive
Howard B. Kerzner              Officer)

                               Executive Vice President,       May 14, 2002
/s/ John R. Allison            Chief Financial Officer,
----------------------------   Treasurer and Director
John R. Allison                (Principal Financial and
                               Accounting Officer)

/s/ William C. Murtha          Senior Vice President and       May 16, 2002
----------------------------   Secretary
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        SUN INTERNATIONAL NEW YORK, INC.


                                        By: /s/ John R. Allison
                                            --------------------------------
                                            Name:  John R. Allison
                                            Title: Executive Vice President,
                                                   Chief Financial Officer,
                                                   Treasurer and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----



/s/ John R. Allison            Executive Vice President,       May 14, 2002
----------------------------   Chief Financial Officer,
John R. Allison                Treasurer and Director
                               (Principal Executive,
                               Financial and Accounting
                               Officer)

/s/ William C. Murtha          Secretary                       May 16, 2002
----------------------------
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        SUN INTERNATIONAL DEVELOPMENT GROUP,
                                        INC.


                                        By: /s/ James Boocher
                                            ---------------------------
                                            Name:  James Boocher
                                            Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ James Boocher              President (Principal            May 13, 2002
----------------------------   Executive, Financial and
James Boocher                  Accounting Officer)

/s/ Charles D. Adamo           Executive Vice President and    May 7, 2002
----------------------------   Director
Charles D. Adamo

/s/ John R. Allison            Executive Vice President-       May 14, 2002
----------------------------   Finance, Chief Financial
John R. Allison                Officer and Treasurer


/s/ William C. Murtha          Secretary                       May 16, 2002
----------------------------
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        SUN INTERNATIONAL TIMESHARE LIMITED

                                        By: /s/ Giselle M. Pyfrom
                                            -------------------------------
                                            Name:  Giselle M. Pyfrom
                                            Title: Secretary and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Giselle M. Pyfrom          Secretary and Director          May 13, 2002
----------------------------   (Principal Executive,
Giselle M. Pyfrom              Financial and Accounting
                               Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Director                        May 7, 2002
----------------------------
Charles D. Adamo

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Tanya A. Nunez             Assistant Secretary             May 13, 2002
----------------------------
Tanya A. Nunez

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        PARADISE ISLAND FUTURES LIMITED

                                        By: /s/ J. Barrie Farrington
                                            --------------------------------
                                            Name:  J. Barrie Farrington
                                            Title: Secretary and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ J. Barrie Farrington       Secretary and Director          May 13, 2002
----------------------------   (Principal Executive,
J. Barrie Farrington           Financial and Accounting
                               Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Assistant Secretary and         May 7, 2002
----------------------------   Director
Charles D. Adamo

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        SUN INTERNATIONAL DEVELOPMENT LIMITED

                                        By: /s/ James Boocher
                                            --------------------------------
                                            Name:  James Boocher
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ James Boocher              President and Director          May 13, 2002
----------------------------   (Principal Executive,
James Boocher                  Financial and Accounting
                               Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Secretary and Director          May 7, 2002
----------------------------
Charles D. Adamo

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        PARADISE SECURITY SERVICES LIMITED

                                        By: /s/ J. Barrie Farrington
                                            ---------------------------------
                                            Name:  J. Barrie Farrington
                                            Title: Senior Vice President,
                                                   Assistant Secretary and
                                                   Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ J. Barrie Farrington       Senior Vice President,          May 13, 2002
----------------------------   Assistant Secretary and
J. Barrie Farrington           Director (Principal
                               Executive, Financial and
                               Accounting Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Gene Albury                Treasurer                       May 13, 2002
----------------------------
Gene Albury

/s/ Cleomi Parker              Secretary                       May 13, 2002
----------------------------
Cleomi Parker


/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 13th day of May, 2002.

                                        SUNONLINE LIMITED

                                        By: /s/ Tobin B. Prior
                                            --------------------------------
                                            Name:  Tobin B. Prior
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Tobin B. Prior             President and Director          May 13, 2002
----------------------------   (Principal Executive,
Tobin B. Prior                 Financial and Accounting
                               Officer)

/s/ Howard B. Kerzner          Vice President and Director     May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 13th day of May, 2002.

                                        BAHAMAS E-TRADING LIMITED

                                        By: /s/ Tobin B. Prior
                                            -------------------------------
                                            Name:  Tobin B. Prior
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Tobin B. Prior             President and Director          May 13, 2002
----------------------------   (Principal Executive,
Tobin B. Prior                 Financial and
                               Accounting Officer)

/s/ Howard B. Kerzner          Vice President and Director     May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/  William C. Murtha         Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 13th day of May, 2002.

                                        SUN INTERNATIONAL NETWORK DATA LIMITED

                                        By: /s/ Tobin B. Prior
                                            ----------------------------------
                                            Name:  Tobin B. Prior
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Tobin B. Prior             President and Director          May 13, 2002
----------------------------   (Principal Executive,
Tobin B. Prior                 Financial and Accounting
                               Officer)

/s/ Howard B. Kerzner          Vice President and Director     May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Vice President and Director     May 7, 2002
----------------------------
Charles D. Adamo

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 13th day of May, 2002.

                                        SUN INTERNATIONAL DEVELOPMENT
                                        (TIMESHARE) LIMITED

                                        By: /s/ James Boocher
                                            ----------------------------------
                                            Name:  James Boocher
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ James Boocher              President and Director          May 13, 2002
----------------------------   (Principal Executive,
James Boocher                  Financial and Accounting
                               Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ Charles D. Adamo           Secretary and Director          May 7, 2002
----------------------------
Charles D. Adamo

/s/ Giselle M. Pyfrom          Assistant Secretary             May 13, 2002
----------------------------
Giselle M. Pyfrom

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Douglas, Isle of Man, on the 7th day of May, 2002.

                                        SUNONLINE (IOM) LIMITED

                                        By: /s/ Miles Benham
                                            -----------------------------
                                            Name:  Miles Benham
                                            Title: Secretary

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Miles Benham               Secretary                       May 7, 2002
----------------------------
Miles Benham

/s/ Tobin B. Prior             Director (Principal             May 8, 2002
----------------------------   Executive, Financial and
Tobin B. Prior                 Accounting Officer)

/s/ Howard B. Kerzner          Director                        May 7, 2002
----------------------------
Howard B. Kerzner

/s/ C. Larson                  Director                        May 8, 2002
----------------------------
C. Larson

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 13th day of May, 2002.

                                        SUN HOTELS INTERNATIONAL (BERMUDA)
                                        LIMITED


                                        By: /s/ Donald H. Malcolm
                                            ----------------------------------
                                            Name:  Donald H. Malcolm
                                            Title: President and Director

                              POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Donald H. Malcolm          President and Director          May 13, 2002
----------------------------
Donald H. Malcolm

/s/ Nicolas Trollope           Vice President and Director     May 13, 2002
----------------------------
Nicolas Trollope

/s/ Howard B. Kerzner          Director (Principal             May 7, 2002
----------------------------   Executive, Financial and
Howard B. Kerzner              Accounting Officer)

/s/ Wayne Morgan               Secretary                       May 13, 2002
----------------------------
Wayne Morgan

/s/ I.S. Outerbridge           Assistant Secretary             May 13, 2002
----------------------------
I. S. Outerbridge

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paradise Island, The Bahamas, on the 7th day of May, 2002.

                                        SUN INTERNATIONAL FINANCE LIMITED

                                        By: /s/ Solomon Kerzner
                                            -------------------------------
                                            Name:  Solomon Kerzner
                                            Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Solomon Kerzner            Director (Principal             May 7, 2002
----------------------------   Executive, Financial and
Solomon Kerzner                Accounting Officer)

/s/ Cora Binchy                Secretary                       May 7, 2002
----------------------------
STC International Limited

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        ABERDEEN MANAGEMENT LIMITED

                                        By: /s/ John R. Allison
                                            ----------------------------------
                                            Name:  John R. Allison
                                            Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ John R. Allison            Director (Principal             May 14, 2002
----------------------------   Executive, Financial and
John R. Allison                Accounting Officer)

/s/ Colin William McGregor     Director                        May 7, 2002
----------------------------
Colin William McGregor

/s/ J.E. Thomas                Director                        May 7, 2002
----------------------------
J. E. Thomas

/s/ Colin William McGregor     Secretary                       May 7, 2002
----------------------------
Cosign Limited

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on the 14th day of May, 2002.

                                        SUN VACANCES SA

                                        By: /s/ Roger H. Wharton
                                            ------------------------------------
                                            Name:  Roger H. Wharton
                                            Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Roger H. Wharton           President and Director          May 14, 2002
----------------------------   (Principal Executive,
Roger H. Wharton               Financial and Accounting
                               Officer)

/s/ Guy Zekri                  Director Generale and           May 14, 2002
----------------------------   Director
Guy Zekri

/s/ Roger Damon                Director                        May 14, 2002
----------------------------
Roger Damon

/s/ David Higham               Director                        May 14, 2002
----------------------------
David Higham

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao, Netherlands Antilles, on the 20th day of May, 2002.

                                        BIRBO NV

                                        By: TMF (Netherlands Antilles) N.V.

                                        By: /s/ R. A. Boelens
                                            ----------------------------------
                                            Name:  R. A. Boelens
                                            Title: Managing Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ R. A. Boelens                Managing Director (Principal  May 20, 2002
-------------------------------  Executive, Financial and
TMF (Netherlands Antilles) N.V.  Accounting Officer)

/s/ William C. Murtha            Authorized Representative in  May 16, 2002
-------------------------------  the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willemstad, Curacao, N. Antilles on the 7th day of May, 2002.

                                        SUN HOTELS INTERNATIONAL MANAGEMENT
                                        N.V.

                                        By: Curacao Corporation Company NV

                                        By: /s/ M.H. Govaard
                                            -------------------------------
                                            Name:  W.F. van den Stoom
                                            Title: Attorney-in-Fact A

                                        By: /s/ M.L.M. de Rooy
                                            --------------------------------
                                            Name:  M.L.M. de Rooy
                                            Title: Attorney-in-Fact B

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ M. H. Govaard/M.L.M. de Rooy  Sole Managing Director        May 7, 2002
--------------------------------  (Principal Executive,
Curacao Corporation Company NV    Financial and Accounting
                                  Officer)

/s/ William C. Murtha             Authorized Representative in  May 16, 2002
--------------------------------  the United States
William C. Murtha

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on the 6th day of May, 2002.

                                        PURPOSEFUL BV

                                        By:  Trust International Management
                                             (T.I.M.) B.V.

                                        By: /s/ M. Rosenkotter/S. Beeler
                                            ------------------------------------
                                            Name:  M Rosenkotter/S. Beeler
                                            Title: Attorneys-in-Fact

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ M. Rosenkotter/S. Beeler    Sole Director (Principal       May 6, 2002
-----------------------------   Executive, Financial and
Trust International Management  Accounting Officer)
(T.I.M.) BV

/s/ William C. Murtha           Authorized Representative in   May 16, 2002
----------------------------    the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 14th day of May, 2002.

                                        SUN INTERNATIONAL MARKETING (UK) LTD.


                                        By: /s/ Roger H. Wharton
                                            ------------------------------
                                            Name:  Roger H. Wharton
                                            Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Roger H. Wharton           Director (Principal             May 14, 2002
----------------------------   Executive, Financial and
Roger H. Wharton               Accounting Officer)

/s/ David Higham               Finance Director                May 9, 2002
----------------------------
David Higham

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 13th day of May, 2002.

                                        SUN INTERNATIONAL NETWORK SERVICES
                                        LIMITED

                                        By: /s/ Tobin B. Prior
                                            ----------------------------
                                            Name:  Tobin B. Prior
                                            Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                           Title                     Date
          ----                           -----                     ----

/s/ Tobin B. Prior             Director (Principal             May 13, 2002
----------------------------   Executive, Financial and
Tobin B. Prior                 Accounting Officer)


/s/ Mark Biegel                Director                        May 13, 2002
----------------------------
Mark Biegel

/s/ William C. Murtha          Authorized Representative in    May 16, 2002
----------------------------   the United States
William C. Murtha

                                 EXHIBIT INDEX



Exhibit No.    Description

1.1            Form of Underwriting Agreement (Debt)

1.2            Form of Underwriting Agreement (Equity)

4.3            Form of Indenture

5.1            Opinion of Charles D. Adamo, Esq.

5.2            Opinion of Giselle M. Pyfrom, Esq.

12.1           Statement regarding computation of Ratio of Earnings to Fixed
               Charges

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Charles D. Adamo, Esq. (included in opinion filed as
               Exhibit 5.1)

23.3           Consent of Giselle M. Pyfrom, Esq. (included in opinion filed as
               Exhibit 5.2)

24.1           Powers of Attorney (included in signature pages)

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture

99.1 Letter from Sun International Hotels Limited to the SEC regarding Arthur Andersen LLP



                                      E-1